SCHEDULE A
                             DATED JANUARY 18, 2008
                      AS LAST AMENDED ON FEBRUARY 26, 2009
                                     TO THE
                               ADVISORY AGREEMENT
                         DATED JANUARY 18, 2008 BETWEEN
                               RYDEX SERIES FUNDS
                                      AND
                              PADCO ADVISORS, INC.

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                        RATE
----                                        ----
Nova ....................................   0.75%
Inverse S&P 500 Strategy ................   0.90%
NASDAQ-100(R) ...........................   0.75%
Inverse NASDAQ-100(R) Strategy ..........   0.90%
Mid-Cap 1.5x Strategy ...................   0.90%
Russell 2000(R) 1.5x Strategy ...........   0.90%
Government Long Bond 1.2x Strategy ......   0.50%
Inverse Government Long Bond Strategy ...   0.90%
Europe 1.25x Strategy ...................   0.90%
Japan 2x Strategy .......................   0.75%
S&P 500 Pure Value ......................   0.75%
S&P 500 Pure Growth .....................   0.75%
S&P MidCap 400 Pure Value ...............   0.75%
S&P MidCap 400 Pure Growth ..............   0.75%
Inverse Mid-Cap Strategy ................   0.90%
S&P SmallCap 600 Pure Value .............   0.75%
S&P SmallCap 600 Pure Growth ............   0.75%
Inverse Russell 2000(R) Strategy ........   0.90%
Strengthening Dollar 2x Strategy ........   0.90%
Weakening Dollar 2x Strategy ............   0.90%
U.S. Government Money Market ............   0.50%
High Yield Strategy .....................   0.75%
Inverse High Yield Strategy .............   0.75%

FUND                                        RATE
----                                        ----
Banking .................................   0.85%
Basic Materials .........................   0.85%
Biotechnology ...........................   0.85%
Consumer Products .......................   0.85%
Electronics .............................   0.85%
Energy ..................................   0.85%
Energy Services .........................   0.85%
Financial Services ......................   0.85%
Health Care .............................   0.85%
Internet ................................   0.85%
Leisure .................................   0.85%
Precious Metals .........................   0.75%
Real Estate .............................   0.85%
Retailing ...............................   0.85%
Technology ..............................   0.85%
Telecommunications ......................   0.85%
Transportation ..........................   0.85%
Utilities ...............................   0.85%
Commodities Strategy ....................   0.75%
All-Cap Opportunity .....................   0.90%
S&P 500 .................................   0.75%
Russell 2000(R) .........................   0.75%
Managed Futures Strategy ................   0.90%

FUND                                        RATE
----                                        ----
Essential Portfolio Moderate ............   0.00%
Essential Portfolio Conservative ........   0.00%
Essential Portfolio Aggressive ..........   0.00%
International Opportunity ...............   0.90%
Global 130/30 Strategy ..................   1.05%

FUND                                        RATE
----                                        ----
Alternative Strategies Allocation........   0.00%
Global Market Neutral....................   1.20%
Long/Short Commodities Strategy..........   0.90%

                          ADDITIONS ARE NOTED IN BOLD.


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